UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, par value $0.0001 per share	V	New York Stock Exchange
(Title of each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On October 24, 2019, Visa Inc. (the “Company”) issued an earnings release announcing financial results for the Company’s fiscal fourth quarter and full-year ended September 30, 2019. A copy of the earnings release is attached hereto as Exhibit 99.1. All information in the earnings release is furnished but not filed.

On October 24, 2019, the Company will host a conference call to discuss its fiscal fourth quarter and full-year 2019 financial results.
Item 8.01    Other Events.

On October 22, 2019, the Company’s board of directors declared a quarterly cash dividend in the aggregate amount of $0.30 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis), payable on December 3, 2019, to all holders of record as of November 15, 2019.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Earnings Release of Visa Inc., dated, October 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date:	October 24, 2019	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Vice Chairman and Chief Financial Officer